UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 22, 2011
Date of Report (date of earliest event reported)
Copart, Inc.
(Exact name of registrant as specified in its charter)
California	0-23255	94-2867490
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification Number)
4665 Business Center Drive Fairfield, California 94534
(Address of principal executive offices)
(707) 639-5000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2011, we filed a Current Report on Form 8-K announcing that Thomas W. Smith would not seek re-election to our board of directors at our 2011 annual meeting of stockholders. Mr. Smith will continue to serve as a director until the annual meeting. On September 22, 2011, our board of directors exercised its discretion pursuant to the terms of our 2007 Equity Incentive Plan to accelerate the vesting of all unvested shares of our common stock subject to options held by Mr. Smith, effective upon the termination of his membership on our board.   As of September 22, 2011, Mr. Smith held options to acquire 80,000 shares of our common stock, of which 22,500 were otherwise unvested.  In addition, our board approved amendments to outstanding option agreements with Mr. Smith to extend the period in which he will be able to exercise his stock options until the earlier of the fifth anniversary of Mr. Smith’s termination as a director or the date the option would otherwise have terminated by its terms assuming he had continued to serve as a member of our board.  We would like to thank Mr. Smith for his valuable service to Copart and our shareholders.

Section 8 — Other Events

Item 8.01.

Other Events.

On September 23, 2011, we issued a press release announcing that our board had approved a 20 million share increase in the Company’s stock repurchase program, bringing the total current authorization to 49 million shares.  We have repurchased approximately 20,453,037 shares under the program since its inception in February 2003, leaving approximately 28,546,963 shares available for repurchase under the program (including the 20 million share increase approved on September 22, 2011).  Repurchases under the program may be effected through solicited or unsolicited transactions in the open market or in privately negotiated transactions.  No time limit has been placed on the duration of the share repurchase program.  The repurchases may be made at such times and in such amounts as we deem appropriate and may be discontinued at any time.  A copy of the press release is furnished as Exhibit 99.1 and incorporated in this Item 8.01 by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)

Exhibits

The following exhibits are furnished herewith:

Exhibit No.	Description
99.1	Press Release of Copart, Inc. dated September 23, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 23, 2011

COPART, INC.

By:

/s/ Paul. A. Styer

Paul A. Styer

Senior Vice President, General Counsel

and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Copart, Inc. dated September 23, 2011.